                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported):
                                  July 12, 1999

                                  CDNOW, INC.
                 -----------------------------------------------
                 (Exact Name of Registrant Specified in Charter)

       Pennsylvania                  0-25543                    23-2979814
       ------------                  -------                    ----------
      (State or Other            (Commission File             (I.R.S. Employer
      Jurisdiction of                 Number)                Identification No.)
       Incorporation)

         1005 Virginia Drive, Fort Washington, PA                  19034
         ----------------------------------------               ----------
          (Address of Principal Executive Office)               (Zip Code)

                                 (610) 619-9900
                         -------------------------------
                         (Registrant's telephone number)

                                 Not Applicable
                              -------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

         AGREEMENT OF MERGER AND CONTRIBUTION. On July 12, 1999, CDnow, Inc. entered into an Agreement of Merger and Contribution with Time Warner Inc. and Sony Corporation of America to combine the businesses of CDnow and Columbia House, the leading club-based retailer of music and videos. Columbia House is owned equally by subsidiaries of Time Warner and Sony. The parties to the Merger Agreement will create a new Delaware holding company which will be owned 26% by CDnow's shareholders immediately before the merger, 37% by Time Warner and 37% by Sony. The new company will be organized to include two separate divisions: an online/retail division and a club division. A copy of the Agreement of Merger and Contribution is attached as Exhibit 2.1 and is incorporated by reference.

         Under the Merger Agreement, CDnow will be merged with a subsidiary of the new holding company. Upon consummation of the merger, CDnow shareholders will receive one share of Class A common stock of the new company for each share of CDnow common stock they own. The Class A common stock will be publicly traded. The Merger Agreement also provides that, simultaneously with the merger, Time Warner and Sony will cause their relevant subsidiaries to contribute their interests in Columbia House (and Columbia House's Mexican business) to the new company in exchange for shares of Class B common stock of the new company which, together with interests in the new company received in the Canadian transaction described below, will represent 74% ownership and control of the new company. The Class B common stock will not be publicly traded, but will be convertible into Class A common stock on a 1-for-1 share basis. Time Warner, Sony and the new company will enter into a Registration Rights Agreement relating to the shares of Class A common stock issuable upon conversion of the outstanding Class B common stock. A copy of the form of Registration Rights Agreement is attached as Exhibit 10.8 and is incorporated by reference.

         After the closing, CDnow and Columbia House will become wholly-owned subsidiaries of the new company.

         The parties intend the transaction to be tax-free to CDnow shareholders. The parties expect to account for the transaction under the purchase method of accounting.

         In connection with a Master Canadian Transaction Agreement, entered into on July 12, 1999, assets and liabilities of Columbia House Canada are to be transferred to a wholly-owned Canadian subsidiary of the new holding company in exchange for shares of Class B common stock and exchangeable shares of the Canadian subsidiary, which are exchangeable into shares of common stock of the new holding company. A copy of this agreement is attached as Exhibit 10.3 and is incorporated by reference.

         STRATEGIC COMMITMENTS. At the closing, Time Warner and Sony will enter into a Strategic Commitments Letter with a five year term that provides for strategic commitments to the new company. Time Warner and Sony will each make the new company their primary vehicle to pursue the packaged music e-commerce business, provided that neither Time Warner nor Sony will be limited in selling music or other products to other on-line retailers. The web sites controlled by the recorded music businesses of Time Warner and Sony in the U.S. and Canada will contain "buy now" links to the new company's on-line retail web site. Sony and Time Warner will each provide the new company with opportunities to purchase $25 million annually of promotion and advertising which may include standard advertising, online advertising, contextual marketing, product ride-along marketing and commercially reasonable efforts to provide access to certain databases, as well as certain musical artist content, music videos and various other materials for promotional purposes. The commitments of Sony and Time Warner are subject to a number of caveats and qualifications as set forth in the Strategic Commitments Letter. A copy of the form of Strategic Commitments Letter is attached as Exhibit 10.5 and is incorporated by reference.

         POST-CLOSING FINANCING COMMITMENTS.  Under the Merger Agreement,
Time Warner and affiliates of Sony will each unconditionally guarantee for three years one-half of a new credit facility to be entered into by the new holding company upon the closing of the merger. This guarantee will cover a credit facility in the following amount:

           net debt of Columbia House at closing, which, based on March 31, 1999 balances, would have been approximately $300 million, and

           $150 million, minus new financing by CDnow between the signing and closing of the transaction, as permitted under the Merger Agreement.

         CORPORATE GOVERNANCE. At closing, Time Warner and Sony will enter into a Governance Agreement that provides for post-closing governance matters with respect to the new holding company. The new holding company board will initially consist of 12 directors: (1) four designees from Time Warner, (2) four designees from Sony, (3) Jason Olim, who is currently CDnow's president and chief executive officer, (4) two independent directors, and (5) the chief executive officer of the new company. The Restated Certificate of Incorporation provides that each share of Class B common stock may be converted into a share of Class A common stock at any time at the option of the holder. The Restated Certificate of Incorporation also provides for mandatory conversion of any share of Class B common stock transferred to a third party and mandatory conversion of all shares of Class B common stock if the Class B stockholders collectively own less than one-third of the Class B common stock issued to them in the transaction. The Governance Agreement contains a standstill provision which, for a period of three years, limits Time Warner and Sony, subject to exceptions described in the agreement, from acquiring additional voting stock in the new holding company if Time Warner and Sony would collectively own more than 85% of the voting stock of the new holding company. Additionally, the Governance Agreement prohibits Time Warner and Sony from transferring any shares of Class B common stock for a period of three years, subject to exceptions identified in the Governance Agreement. The disinterested stockholders and/or independent directors must also approve a list of activities specified in the Governance Agreement. The Class A common stock and Class B common stock will have the right to vote together on most matters, except that the Class B common stock will initially have the right to vote as a class to elect eight directors. This number decreases if Time Warner or Sony decreases its Class B common stock ownership, under a schedule described in the Restated Certificate of Incorporation, with such number of directors being allocated between Time Warner and Sony as described in the Governance Agreement. Additionally, numerous fundamental actions by the new holding company require the approval of Time Warner and Sony so long as they individually own at least two-thirds of the Class B common stock they received in the transaction.

         A copy of the form of Governance Agreement is attached as Exhibit 10.6 and is incorporated by reference. A copy of the form of the new company's Restated Certificate of Incorporation is attached as Exhibit 10.7 and is incorporated by reference.

         CLOSING. The parties expect the transaction to close by the end of 1999. The closing of the transaction is conditioned upon, among other things, shareholder approval by CDnow and other customary terms and conditions, including clearance by U.S. and Canadian antitrust authorities. CDnow will solicit its shareholders by means of a proxy statement, which may be reviewed by the Securities and Exchange Commission prior to its mailing.

         NO SOLICITATION. The Merger Agreement contains detailed provisions prohibiting CDnow from seeking an alternative transaction. These provisions prevent CDnow, its subsidiaries, and their officers, directors, employees, advisors or representatives from directly or indirectly through another person soliciting, initiating, knowingly encouraging (including by furnishing information), or knowingly taking any action designed to facilitate, any inquiries or the making of a proposal which constitutes, or may be reasonably expected to lead to, any CDnow Takeover Proposal, as defined in the Merger Agreement, or participating in discussions or negotiations regarding any CDnow Takeover Proposal.

         At any time during the 30 day period following the date of the Merger Agreement, in response to a Superior CDnow Proposal, as defined in the Merger Agreement, that is unsolicited and does not result from a breach of the no-solicitation provisions of the Merger Agreement and subject to providing written notice to Time Warner and Sony, CDnow may furnish information under a confidentiality agreement no less restrictive than the confidentiality agreement with Time Warner and Sony and participate in discussions or negotiations regarding the Superior CDnow Proposal. During the 30-day period only, CDnow may terminate the Merger Agreement following receipt of a Superior CDnow Proposal that is unsolicited and does not result from a breach of the no-solicitation provisions of the Merger Agreement and may enter into an agreement with respect to the Superior CDnow Proposal, but only after the third business day following receipt by Time Warner and Sony of written notice from CDnow to that effect and only if a termination fee of $31 million is paid as described below. In addition, there are other situations in which a termination fee is payable, as described below.

         STOCK OPTION AGREEMENT. Upon the signing of the Merger Agreement, CDnow entered into a Stock Option Agreement granting Time Warner and Sony an irrevocable option to purchase 4,531,721 shares of CDnow common stock at an exercise price of $17.9689 per share. Time Warner and Sony may only exercise the option under the circumstances where they are entitled to receive a termination fee under the Merger Agreement, as described below. If the option becomes exercisable, Time Warner and Sony may elect to exercise a cash-out right and receive an amount in cash per option share equal to (x) the average closing price per share for the ten trading days commencing on the 12th trading day immediately preceding the date Time Warner and Sony notify CDnow of their intention to exercise their cash-out rights minus (y) $17.9689. If prior to the time the cash-out right is exercised, Time Warner and Sony received a termination fee, then the amount of the cash-out may be limited as described in the Stock Option Agreement. However, to the extent the cash-out right is so limited, Time Warner and Sony will continue to be entitled to purchase for cash the shares for which the cash-out right may not be exercised.

         A copy of the Stock Option Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference.

         TERMINATION FEE. The Merger Agreement requires CDnow to pay a termination fee to Time Warner and Sony in the circumstances summarized below:

         (i) a $19 million termination fee if (A) and (B) below occur:

             (A) following the making of a CDnow Takeover Proposal, or the announcement of the intention to make such a proposal:

                 (1) CDnow, on the one hand, or Time Warner and Sony, on the other hand, terminate the Merger Agreement because the transaction has not closed by March 13, 2000, or

                 (2) CDnow, on the one hand, or Time Warner and Sony, on the other hand, terminate the Merger Agreement if CDnow shareholder approval has not been obtained at the CDnow shareholder meeting called for that purpose, or

                 (3) Time Warner and Sony terminate the Merger Agreement as a result of CDnow's breach or failure to perform in any material respect a representation, warranty or covenant which is not cured within 20 business days, and

             (B) within 12 months after termination CDnow enters into any alternative agreement with respect to, or approves, recommends or consummates, or a tender or exchange offer is consummated which constitutes, a CDnow Takeover Transaction, which is defined in the Merger Agreement.

         (ii) a $31 million termination fee if (A) or (B) below occurs:

             (A) Time Warner and Sony terminate the Merger Agreement because
                 CDnow (or any of its directors or officers) breaches the nonsolicitation provisions described above and within 18 months after termination enters into an alternative agreement with respect to, or approves, recommends or consummates, or a tender or exchange offer is consummated which constitutes, a CDnow Takeover Transaction, or

             (B) during the 30-day period following the date of the Merger
                 Agreement CDnow terminates the Merger Agreement because it receives and enters into an agreement with respect to the Superior CDnow Proposal as described above; or

             (C) Time Warner and Sony terminate because (i) CDnow or the CDnow
                 Board of Directors withdraws or modifies or proposes to withdraw or modify its recommendation of the merger or enters into an agreement related to, or approves or recommends or proposes to approve or recommend a CDnow Takeover Transaction,
                 (ii) CDnow or any of its directors or officers makes any disclosure that has the effect of withdrawing, modifying or changing the approval of the Merger Agreement, approving or recommending a CDnow Takeover Transaction or approving or recommending a tender or exchange offer that is a CDnow Takeover Proposal or (iii) a tender offer or exchange offer constituting a CDnow Takeover Transaction is consummated.

         The maximum aggregate amount of termination fees, together with any value received by Time Warner and Sony under the cash-out right under the Stock Option Agreement, is:

           $25 million in the case of the events giving rise to the $19 million termination fee described above; or

           $31 million in the case of the events giving rise to the $31 million termination fee described above.

         However, to the extent the cash-out right is so limited, Time Warner and Sony will continue to be entitled to purchase for cash the shares for which the cash-out right may not be exercised.

         SHAREHOLDER AGREEMENT. Upon the signing of the Merger Agreement, Jason Olim, Jonathan Diamond, Matthew Olim, Robert David Grusin and James Coane, each a director and a shareholder of CDnow, entered into a Shareholder Agreement with Time Warner and Sony. The Shareholder Agreement requires the shareholders to vote their shares of CDnow common stock in favor of the adoption of the Merger Agreement and against any Acquisition Agreement or CDnow Takeover Proposal, which are defined in the Merger Agreement, and against any amendments to CDnow's charter documents which would impede the pending transactions or change the voting rights of CDnow capital stock. The Shareholder Agreement also provides that the shareholders will not sell or otherwise voluntarily dispose of any of their shares of CDnow common stock except into an all cash tender offer constituting a Superior CDnow Proposal, within three days of the tender offer's expiration date, or as otherwise contemplated by the terms of the Shareholder Agreement. As of July 12, 1999, the shareholders who signed the Shareholder Agreement owned collectively approximately 24% of the outstanding shares of

CDnow common stock. The Shareholder Agreement terminates upon termination of the Merger Agreement.

         A copy of the Shareholder Agreement is attached as Exhibit 10.2 and is incorporated by reference.

         INTERIM FINANCING AVAILABILITY. Upon the signing of the Merger Agreement, Time Warner and Sony entered into a Convertible Loan Agreement to provide CDnow with a $30 million secured credit line beginning December 16, 1999. This financing is available to CDnow whether or not the Merger Agreement is still in effect, unless the Merger Agreement is terminated due to material breaches by CDnow, CDnow entering into an acquisition agreement with another party or violating the nonsolicitation provisions, a tender offer for CDnow or unless CDnow terminates the Merger Agreement for any reason other than because the transaction has not closed by March 13, 2000 or because of a material breach by Time Warner or Sony. The loan is convertible into CDnow common stock based on a conversion price described in the loan agreement only if the Merger Agreement is terminated.

         A copy of the Convertible Loan Agreement is attached as Exhibit 10.4 and is incorporated by reference.

         A copy of the joint press release, dated July 13, 1999 issued by CDnow, Time Warner and Sony to announce the transaction is attached as Exhibit 99.1 and is incorporated by reference.

         CDnow also issued a press release on July 13, 1999 to announce expectations for second quarter financial results. A copy of this press release is attached as Exhibit 99.2 and is incorporated by reference.

         The descriptions above are summaries and are qualified in their entirety by the attached exhibits.

                  Caution Concerning Forward-Looking Statements

         This report includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to changes in economic, business, competitive and/or regulatory factors, as well as difficulty of integrating the organizations, operations and personnel of CDnow and Columbia House, the potential for impairment of relationships with employees or customers and the uncertainty inherent in the execution of a new business plan for the combined company. More detailed cautionary information is set forth in the most recent quarterly report and other filings with the Securities and Exchange Commission made by the companies named herein. None of the companies named herein are under any obligation to (and expressly disclaim any such obligation to) update their forward-looking statements whether as a result of new information, future events or otherwise.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits

Exhibit Number              Description
--------------              -----------
     2.1                    Agreement of Merger and Contribution, dated as of
                            July 12, 1999, by and among Time Warner Inc., Sony
                            Corporation of America, CDnow, Inc., Delaware Holdco
                            Corporation, Pennsylvania Subsidiary, Inc., Delaware
                            Sub I L.L.C. and Delaware Sub II L.L.C.

    10.1 Stock Option Agreement, dated as of July 12, 1999, among CDnow, Inc., Time Warner Inc., and Sony
                            Corporation of America.

    10.2 Shareholder Agreement, dated as of July 12, 1999, among Time Warner Inc., Sony Corporation of America,
                            Jason Olim, Jonathan Diamond, Matthew Olim,
                            Robert David Grusin and James Coane.

    10.3                    Master Canadian Transaction Agreement, dated as of
                            July 12, 1999, among Warner Music Canada Ltd., Sony
                            Music Entertainment (Canada) Inc., The Columbia
                            House Company (Canada), 3030809 Nova Scotia ULC and
                            Delaware Holdco Corporation.

    10.4 Convertible Loan Agreement, dated July 12, 1999, between CDnow, Inc., as borrower, and Sony Music
                            Entertainment Inc. and Time Warner Inc., as lenders.

    10.5                    Form of Strategic Commitments Letter among Time
                            Warner Inc., Sony Corporation of America and
                            Delaware Holdco Corporation.

    10.6                    Form of Governance Agreement among Delaware Holdco
                            Corporation, Sony Corporation of America, Sony Music
                            Entertainment (Canada), Inc., Time Warner Inc. and
                            Warner Music Canada Ltd.

    10.7                    Form of Restated Certificate of Incorporation of
                            Delaware Holdco Corporation.

    10.8                    Form of Registration Rights Agreement, among Time
                            Warner Inc., Sony Corporation of America and
                            Delaware Holdco Corporation.

    99.1                    Joint Press Release, dated July 13, 1999, issued by
                            CDnow, Inc., Time Warner Inc. and Sony Corporation of America.

    99.2                    Press Release, dated July 13, 1999, issued by CDnow,
                            Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CDNOW, INC.

                                               By: /s/ David A. Capozzi
                                                  ---------------------
                                                     David A. Capozzi
                                                     Vice President

Dated:  July 13, 1999

                                  EXHIBIT INDEX

Exhibit Number              Description
--------------              -----------
     2.1                    Agreement of Merger and Contribution, dated as of
                            July 12, 1999, by and among Time Warner Inc., Sony
                            Corporation of America, CDnow, Inc., Delaware Holdco
                            Corporation, Pennsylvania Subsidiary, Inc., Delaware
                            Sub I L.L.C. and Delaware Sub II L.L.C.

    10.1 Stock Option Agreement, dated as of July 12, 1999, among CDnow, Inc., Time Warner Inc., and Sony
                            Corporation of America.

    10.2 Shareholder Agreement, dated as of July 12, 1999, among Time Warner Inc., Sony Corporation of America,
                            Jason Olim, Jonathan Diamond, Matthew Olim,
                            Robert David Grusin and James Coane.

    10.3                    Master Canadian Transaction Agreement, dated as of
                            July 12, 1999, among Warner Music Canada Ltd., Sony
                            Music Entertainment (Canada) Inc., The Columbia
                            House Company (Canada), 3030809 Nova Scotia ULC and
                            Delaware Holdco Corporation.

    10.4 Convertible Loan Agreement, dated July 12, 1999, between CDnow, Inc., as borrower, and Sony Music
                            Entertainment Inc. and Time Warner Inc., as lenders.

    10.5                    Form of Strategic Commitments Letter among Time
                            Warner Inc., Sony Corporation of America and
                            Delaware Holdco Corporation.

    10.6                    Form of Governance Agreement among Delaware Holdco
                            Corporation, Sony Corporation of America, Sony Music
                            Entertainment (Canada), Inc., Time Warner Inc. and
                            Warner Music Canada Ltd.

    10.7                    Form of Restated Certificate of Incorporation of
                            Delaware Holdco Corporation.

    10.8                    Form of Registration Rights Agreement, among Time
                            Warner Inc., Sony Corporation of America and
                            Delaware Holdco Corporation.

    99.1                    Joint Press Release, dated July 13, 1999, issued by
                            CDnow, Inc., Time Warner Inc. and Sony Corporation of America.

    99.2                    Press Release, dated July 13, 1999, issued by CDnow,
                            Inc.

                            STATEMENT OF DIFFERENCES
                            ------------------------

The section symbol shall be expressed as...................................'SS'